                      [ LOGO ] ANHEUSER-BUSCH COMPANIES

                                                             March 12, 2002

Dear Shareholder:

    On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. on Wednesday, April 24, 2002, in St. Charles, Missouri. Information about the meeting is presented on the following pages.

    In addition to the formal items of business to be brought before the meeting, members of management will report on the company's operations and respond to shareholder questions.

    Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for convenience. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card.

    Thank you for your continued support of Anheuser-Busch. We look forward to seeing you on April 24.


                                        Sincerely,

                                        /s/ August A. Busch III

                                        AUGUST A. BUSCH III
                                        Chairman of the Board and President

                              TABLE OF CONTENTS


Notice of Annual Meeting                                                   1

Questions and Answers About the Annual Meeting and Voting                  2

ITEM 1: ELECTION OF DIRECTORS                                              7

Stock Ownership                                                           10

Additional Information Concerning the Board of Directors                  11

ITEM 2: APPROVAL OF INDEPENDENT ACCOUNTANTS                               12

ITEM 3: SHAREHOLDER PROPOSAL                                              12

Information Concerning Shareholder Proposals for 2003                     14

Report of the Audit Committee                                             14

Report of the Executive Salaries and Stock Option Plans
  Committee                                                               15

Compensation Committee Interlocks and Insider
  Participation                                                           18

Summary Compensation Table                                                18

Comparison of Five Year Cumulative Total Return                           19

Option Grants Table                                                       20

Option Exercises and Year-End Option Values Table                         21

Pension Plans Table                                                       21

Change In Control Arrangements                                            22

Other Relationships Involving Directors, Officers, or Their
  Associates                                                              22

Section 16(a) Beneficial Ownership Reporting Compliance                   23

Other Matters                                                             23

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                APRIL 24, 2002


    The Annual Meeting of the Shareholders of Anheuser-Busch Companies, Inc. (the "Company") will be held at the Family Arena, 2002 Arena Parkway,
St. Charles, Missouri, on Wednesday, April 24, 2002, at 10:00 A.M. local time, for the following purposes:

    1. To elect five directors for a term of three years;

    2. To approve the employment of PricewaterhouseCoopers LLP, as independent accountants, to audit the books and accounts of the Company for 2002; and

    3. To act upon such other matters, including a shareholder proposal (pages 12-14), as may properly come before the meeting.

    The Board of Directors has fixed the close of business on February 28, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A list of such shareholders will be available during regular business hours at the Company's office, One Busch Place, St. Louis, Missouri for the ten days before the meeting, for inspection by any shareholder for any purpose germane to the meeting.


                                    By Order of the Board of Directors,

                                    /s/ JoBeth G. Brown

                                    JoBeth G. Brown
                                    Vice President and Secretary
                                    Anheuser-Busch Companies, Inc.

March 12, 2002




IMPORTANT

    PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING.
IF YOU ARE A SHAREHOLDER OF RECORD AND PLAN TO ATTEND THE MEETING IN PERSON, PLEASE BRING THE ADMISSION TICKET YOU RECEIVED IN YOUR PROXY MAILING WITH YOU TO THE MEETING. IF, HOWEVER, YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING WITH YOU A PROXY OR LETTER FROM THAT FIRM CONFIRMING YOUR OWNERSHIP OF SHARES.

                        ANHEUSER-BUSCH COMPANIES, INC.
                               PROXY STATEMENT
                   FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

          QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

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Q:  WHY DID I RECEIVE THIS PROXY STATEMENT?

A: Because you are a shareholder of Anheuser-Busch Companies, Inc. (the "Company") as of the record date and are entitled to vote at the 2002 Annual Meeting of Shareholders (the "Annual Meeting" or the "Meeting"), the Board of Directors is soliciting your proxy to vote at the Meeting.

    This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and form of proxy were first mailed to shareholders on or about March 12, 2002.

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Q:  WHAT AM I VOTING ON?

A:  You are voting on three items:
    1. Election of five Group II directors for a term of three years:
          John E. Jacob
          Charles F. Knight
          Joyce M. Roche
          Henry Hugh Shelton
          Patrick T. Stokes
    2. Approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2002.
    3. Shareholder proposal concerning genetically modified ingredients.

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Q:  WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

A:  The Board recommends the following votes:
    1. FOR each of the directors.
    2. FOR approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2002.
    3. AGAINST the shareholder proposal concerning genetically modified ingredients.

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Q:  WILL ANY OTHER MATTERS BE VOTED ON?

A: We do not know of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to August A. Busch III, John E. Jacob, and JoBeth G. Brown, as the Proxy Committee, to vote on such matters in their discretion.

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Q:  WHO IS ENTITLED TO VOTE?

A: Shareholders of record as of the close of business on February 28, 2002 (the Record Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

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                                   2

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Many shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

    SHAREHOLDER OF RECORD

    If your shares are registered directly in your name with the Company's transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.

    BENEFICIAL OWNER

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the shareholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

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Q:  HOW DO I VOTE?

A:  If you are a shareholder of record, there are four ways to vote:
      * by Internet at http://www.eproxy.com/bud;
      * by toll-free telephone at 1-800-435-6710;
      * by completing and mailing your proxy card; and
      * by written ballot at the Meeting.

    If you vote by Internet or telephone, your vote must be received before 4:00 P.M. Eastern Standard Time on April 23rd, the day before the Meeting. Your shares will be voted as you indicate. If you return your proxy card but you do not indicate your voting preferences, the Proxy Committee will vote your shares FOR items 1 and 2 and AGAINST item 3.

    If your shares are held in a brokerage account in your broker's name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone, or the Internet, your shares should be voted by your broker or nominee as you have directed.

    We will pass out written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker to vote at the Meeting.

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Q: IS MY VOTE CONFIDENTIAL?

A: Yes. It is the policy of the Company that all proxies, ballots, and vote tabulations that identify the vote of a shareholder will be kept confidential from the Company, its directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Company or to assert a claim by the Company, and when written comments by a shareholder appear on a proxy card or other voting material.

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                                      3

Q:  WHO WILL COUNT THE VOTE?

A: Representatives of Mellon Investor Services, the Company's transfer agent, will count the vote and serve as the inspectors of election.

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Q:  WHAT IS THE QUORUM REQUIREMENT OF THE MEETING?

A: A majority of the outstanding shares determined on February 28, 2002, represented in person or by proxy at the Meeting constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On February 28, 2002, there were 879,286,608 shares outstanding.

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Q:  WHAT ARE BROKER NON-VOTES?

A: Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting. If that happens, the nominees may vote those shares only on matters deemed "routine" by the New York Stock Exchange. On non-routine matters nominees cannot vote without instructions from the beneficial owner, resulting in a so-called "broker non-vote." Broker non-votes have no effect on the outcome of any of the matters specified in the Notice of Annual Meeting.

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Q:  WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A: In the election of directors, the five persons receiving the highest number of "FOR" votes will be elected. All other proposals require the approving vote of at least a majority of the votes cast.

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Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means your shares are in more than one account. You should vote the shares on all of your proxy cards.

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Q:  HOW CAN I CONSOLIDATE MULTIPLE ACCOUNTS REGISTERED IN VARIATIONS OF THE
    SAME NAME?

A: If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our transfer agent, Mellon Investor Services, at 1-888-213-0964.

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Q:  I OWN MY SHARES INDIRECTLY THROUGH MY BROKER, BANK, OR OTHER NOMINEE,
    AND I RECEIVE MULTIPLE COPIES OF THE ANNUAL REPORT, PROXY STATEMENT, AND OTHER MAILINGS BECAUSE MORE THAN ONE PERSON IN MY HOUSEHOLD IS A BENEFICIAL OWNER. HOW CAN I CHANGE THE NUMBER OF COPIES OF THESE MAILINGS THAT ARE SENT TO MY HOUSEHOLD?

A: If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your nominee.

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                                      4

Q: I OWN MY SHARES DIRECTLY AS A REGISTERED OWNER OF ANHEUSER-BUSCH STOCK, AND SO DO OTHER MEMBERS OF MY FAMILY LIVING IN MY HOUSEHOLD. HOW CAN I CHANGE THE NUMBER OF COPIES OF THE ANNUAL REPORT AND PROXY STATEMENT BEING DELIVERED TO MY HOUSEHOLD?

A: Family members living in the same household generally receive only one copy of the annual report, proxy statement, and most other mailings per household. The only item which is separately mailed for each registered shareholder or account is a proxy card, as discussed above. If you wish to start receiving separate copies in your name, apart from others in your household, you must contact our transfer agent, Mellon Investor Services, by phone (toll-free) at 1-888-213-0964 or by mail at PO Box 3315 South Hackensack, NJ 07606, attention: Shareholder Correspondence. Within 30 days after your request is received we will start sending you separate mailings. If for any reason you and members of your household are receiving multiple copies and you want to eliminate the duplications, please contact Mellon Investor Services and request that action; that request has to be made by each person in the household.

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Q:  MULTIPLE SHAREOWNERS LIVE IN MY HOUSEHOLD, AND TOGETHER WE RECEIVED ONLY
    ONE COPY OF THIS YEAR'S ANNUAL REPORT AND PROXY STATEMENT. HOW CAN I OBTAIN MY OWN SEPARATE COPY OF THOSE DOCUMENTS FOR THE MEETING IN APRIL?

A: You may pick up copies in person at the meeting in April or download them from our website, www.anheuser-busch.com (click on "Financial Info").
    If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed and are a shareholder of record, we will mail them promptly if you request them from our transfer agent, Mellon Investor Services, by phone (toll-free) at 1-888-213-0964 or by mail at PO Box 3315 South Hackensack, NJ 07606, attention: Shareholder Correspondence. We cannot guarantee you will receive mailed copies before the meeting.

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Q:  CAN I CHANGE MY VOTE?

A: Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
    * entering a new vote by Internet or telephone;
    * returning a later-dated proxy card;
    * sending written notice of revocation to the Vice President and
      Secretary; or
    * completing a written ballot at the Meeting.

-----------------------------------------------------------------------------

Q:  HOW WILL MY DIVIDEND REINVESTMENT SHARES BE VOTED?

A: Shares of common stock held by participants in the Company's dividend reinvestment plan have been added to the participants' other holdings on their proxy cards.

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Q:  WHO CAN ATTEND THE ANNUAL MEETING?

A: All Anheuser-Busch shareholders as of the close of business on February 28, 2002, may attend.

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                                      5

Q:  WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A: If you are a shareholder of record or a participant in the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan, your admission card is attached to your proxy card or voting instruction form. You will need to bring the admission card with you to the Meeting.

    If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the Meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Meeting. We can use that to verify your ownership of our Common Stock and admit you to the Meeting; however, you will not be able to vote your shares at the Meeting without a legal proxy.

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Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We plan to announce preliminary voting results at the Meeting and publish final results in our quarterly report on SEC Form 10-Q for the first quarter of 2002.

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                                      6

               INFORMATION CONCERNING THE ELECTION OF DIRECTORS
                            (ITEM 1 ON PROXY CARD)

    The Board of Directors of the Company is divided into three Groups, with the term of office of each Group ending in successive years. The term of directors of Group II expires with this Annual Meeting. The terms of directors of Group III and Group I expire with the Annual Meetings in 2003 and 2004, respectively.

    Mr. James B. Orthwein, whose term will expire with this Annual Meeting, is not standing for reelection. His valued advice and counsel will continue to be available to the Company as he serves as an advisory member of the Board following his retirement.

    The following information is submitted respecting the nominees for election and the other directors of the Company:


  NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2005 (GROUP II DIRECTORS):

JACOB [PHOTO]          JOHN E. JACOB
                         Mr. Jacob, 67, has been a director since 1990. He has
                         been Executive Vice President and Chief Communications
                         Officer of the Company since 1994. He is also a director of
                         Coca-Cola Enterprises, Inc. and Morgan Stanley Dean Witter
                         & Co.

KNIGHT [PHOTO]         CHARLES F. KNIGHT
                         Mr. Knight, 66, has been a director since 1987. He has
                         been Chairman of the Board of Emerson Electric Co., a
                         manufacturer of electrical and electronic equipment since
                         1974. He also served as Chief Executive Officer of Emerson
                         Electric from 1973-October 2000 and as President from 1995-1997.
                         He is also a director of BP Amoco p.l.c., International Business
                         Machines Corporation, Morgan Stanley Dean Witter & Co., and
                         SBC Communications Inc.

ROCHE [PHOTO]          JOYCE M. ROCHE
                         Ms. Roche, 54, has been a director since 1998. She
                         has been President and Chief Executive Officer of Girls
                         Incorporated, a national nonprofit research, education, and advocacy organization, since September 2000. She was an
                         independent management consultant from 1999 to August 2000 and President and Chief Operating Officer of Carson, Inc.,
                         a personal care products company, from 1996-1998. She is
                         also a director of SBC Communications Inc. and Tupperware
                         Corporation.

SHELTON [PHOTO]        HENRY HUGH SHELTON
                         General Shelton, 60, has been a director since November
                         2001. He has been President, International Operations of
                         M.I.C. Industries, an international manufacturing company, since January 2002. He served as Chairman of the Joint
                         Chiefs of Staff from October 1997 to September 2001. Prior to that, he served in the U.S. Army for 34 years as a
                         specialist in airborne strategies and special operation
                         tactics, including service as Commander in Chief of the
                         U.S. Special Operations Command from 1996-1997.

STOKES [PHOTO]         PATRICK T. STOKES
                         Mr. Stokes, 59, has been a director since 2000. He has been
                         Senior Executive Vice President of the Company since July
                         2000. He is also Chief Executive Officer and President of
                         Anheuser-Busch, Incorporated and Chairman of the Board of
                         Anheuser-Busch International, Inc. and has served in such
                         capacities since July 2000 and 1999, respectively. He
                         served as Vice President and Group Executive of the Company from 1984-July 2000. He is also a director of U.S. Bancorp.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE FIVE NOMINEES.


             DIRECTORS WHOSE TERM CONTINUES UNTIL 2003 (GROUP III DIRECTORS):

EDISON [PHOTO]         BERNARD A. EDISON
                         Mr. Edison, 73, has been a director since 1985. He was
                         President of Edison Brothers Stores, Inc., a group of
                         retail specialty stores, from 1968 until his retirement
                         in 1987.

LOUCKS [PHOTO]         VERNON R. LOUCKS, JR.
                         Mr. Loucks, 67, has been a director since 1988. He has been
                         Chairman of the Board of The Aethena Group, LLC, a private merchant-banking boutique in the health care industry,
                         since 2000. He was Chairman of the Board of Baxter
                         International Inc., a manufacturer of health care products, specialty chemicals, and instruments from 1987-1999 and was
                         Chief Executive Officer of Baxter International from
                         1987-1998. He is also a director of Affymetrix, Inc.,
                         Edwards Lifesciences Corp., Emerson Electric Co., and
                         GeneSoft, Inc.

MARTINEZ [PHOTO]       VILMA S. MARTINEZ
                         Ms. Martinez, 58, has been a director since 1983. She has
                         been a partner in the law firm of Munger, Tolles & Olson
                         since 1982. She is also a director of Burlington Northern
                         Santa Fe Corporation, Fluor Corporation, and Shell Oil
                         Company.

PAYNE [PHOTO]          WILLIAM PORTER PAYNE
                         Mr. Payne, 54, has been a director since 1997. He has been a partner of Gleacher & Co., an investment banking and
                         asset management firm, since 2000. He was Vice Chairman of
                         Premiere Technologies, Inc., an enhanced communications
                         provider, from 1998-2000. He was Vice Chairman of
                         NationsBank Corporation from 1997-1998. He was President
                         and Chief Executive Officer of the Atlanta Committee for
                         the Olympic Games from 1991 to 1997. Mr. Payne is also a
                         director of Cousins Properties, Inc., Crown Craft, Inc.,
                         and Jefferson-Pilot Corporation.

WHITACRE [PHOTO]       EDWARD E. WHITACRE, JR.
                         Mr. Whitacre, 60, has been a director since 1988. He has
                         been Chairman of the Board and Chief Executive Officer of
                         SBC Communications Inc., a diversified telecommunications
                         company since 1990. He is also a director of Burlington
                         Northern Santa Fe Corporation, Emerson Electric Co., and
                         The May Department Stores Company.


              DIRECTORS WHOSE TERM CONTINUES UNTIL 2004 (GROUP I DIRECTORS):

BUSCH [PHOTO]          AUGUST A. BUSCH III
                         Mr. Busch, 64, has been a director since 1963. He is
                         Chairman of the Board and President of the Company. He has
                         been President since 1974, Chief Executive Officer since
                         1975, and Chairman since 1977. He is also a director of
                         Emerson Electric Co. and SBC Communications Inc.

FERNANDEZ [PHOTO]      CARLOS FERNANDEZ G.
                          Mr. Fernandez, 35, has been a director since 1996.
                          He is Vice Chairman of the Board of Directors and Chief
                          Executive Officer of Grupo Modelo, S.A. de C.V., a Mexican
                          company engaged in brewing and related operations, which
                          positions he has held since 1994 and 1997, respectively.
                          During the last five years he has also served and
                          continues to serve in key positions of the major
                          production subsidiaries of Grupo Modelo, including
                          Executive Vice President since 1994 and Chief Operating
                          Officer since 1992. He is also a director of Emerson
                          Electric Co., Grupo Elektra, S.A., and Grupo Televisa, S.A.

JONES [PHOTO]          JAMES R. JONES
                         Ambassador Jones, 62, has been a director since 1998.
                         He has been Co-Chairman and CEO of Manatt Jones Global
                         Strategies, LLC, a global marketing firm, since 2001.
                         He was Senior Counsel to the law firm of Manatt, Phelps &
                         Phillips from 1998-2001. He was President - Warnaco
                         International, an apparel company, from 1997-1998. He was
                         the U.S. Ambassador to Mexico from 1993-1997. He is also a director of Kansas City Industries, Inc., Keyspan Energy,
                         and TV Azteca S.A. de C.V.

TAYLOR [PHOTO]         ANDREW C. TAYLOR
                         Mr. Taylor, 54, has been a director since 1995. He is
                         Chairman and Chief Executive Officer of Enterprise
                         Rent-A-Car Company ("Enterprise"), a national car rental
                         company. He has been Chairman since November 2001 and Chief
                         Executive Officer since 1991. He served as President of
                         Enterprise from 1991 to October 2001. He is also a director of Commerce Bancshares, Inc.

WARNER [PHOTO]         DOUGLAS A. WARNER III
                         Mr. Warner, 55, has been a director since 1992. He was
                         Chairman of the Board and Co-Chairman of the Executive
                         Committee of J.P. Morgan Chase & Co., an international
                         commercial and investment banking firm, from December 2000 until he retired in November 2001. From 1995 until 2000, he was Chairman of the Board, President and Chief Executive
                         Officer of J.P. Morgan & Co. Incorporated. He is also a
                         director of General Electric Company.

STOCK OWNERSHIP

      The Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's common stock.

      The following table shows the number of shares of the Company's common stock and the share units and share equivalents with a value tied to the common stock that are beneficially owned by the directors and nominees, by each of the executives named in the summary compensation table, and by all directors and executive officers as a group as of January 31, 2002. The number of shares shown for each individual represents less than 1% of the common stock outstanding. The number of shares shown for all directors and executive officers as a group represents 2.2% of the common stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

                                                               NUMBER OF
                                                               SHARES OF                 SHARE UNITS
                                                              COMMON STOCK                AND SHARE
        NAME                                               BENEFICIALLY OWNED           EQUIVALENTS(1)
        ----                                               ------------------           --------------
W. Randolph Baker                                             1,300,911(2)                   3,789
August A. Busch III                                           7,774,869(3)                  18,229
August A. Busch IV                                              739,436(4)                   3,160
Bernard A. Edison                                                     0(5)                  50,156
Carlos Fernandez G.                                              12,099(6)                      --
John E. Jacob                                                   694,621(7)                  15,619
James R. Jones                                                    5,861(8)(9)                   --
Charles F. Knight                                                36,002(8)                  69,744
Vernon R. Loucks, Jr.                                             8,002(8)                   4,117
Vilma S. Martinez                                                 4,551(8)                  18,492
William Porter Payne                                              6,401(8)                   2,667
Joyce M. Roche                                                    5,258(8)                   1,451
Henry Hugh Shelton                                                1,170                         63
Patrick T. Stokes                                             2,711,073(10)                 10,242
Andrew C. Taylor                                                 39,660(8)                   1,620
Douglas A. Warner III                                             8,002(8)                   2,520
Edward E. Whitacre, Jr.                                           8,002(8)                  15,019
All directors and executive officers as a group
  (26 persons)                                               19,745,719(11)

-------
(1) Includes share unit balances in the Company's deferred compensation plan for non-employee directors and share equivalent balances held by executives in the Company's 401(k) Restoration Plan. Although ultimately paid in cash, the value of share units and share equivalents mirrors the value of the Company's common stock. The share units and share equivalents do not have voting rights.

(2) The number of shares includes 1,026,162 shares that are subject to currently exercisable stock options, of which 105,160 are held in a family partnership.

(3) The number of shares includes 2,866,176 shares that are subject to currently exercisable stock options, of which 730,160 are held in trusts for the benefit of children of Mr. Busch. Of the shares shown, Mr. Busch has shared voting and shared investment power as to 1,059,836 shares and 2,048,064 shares are held in trusts of which Mr. Busch is income beneficiary and as to which he has certain rights, but as to which he has no voting or investment power. 51,263 shares beneficially owned by members of Mr. Busch's immediate family are not included.

(4) The number of shares includes 701,748 shares that are subject to currently exercisable stock options. Of those, 365,080 were granted to Mr. Busch's father and presently are held in trusts for the benefit of Mr. Busch or his sister, of which Mr. Busch is a co-trustee.

(5) Following the acquisition in 1989 by Edison Brothers Stores, Inc. of an indirect interest in a retail liquor license, Mr. Edison sold all shares of Company common stock owned by him to avoid any possible conflicts with state alcoholic beverage control laws. Because he is unable to own the Company's common stock, he receives stock appreciation rights ("SARs") payable in cash in lieu of director stock options. He has 4,002 currently exercisable SARs.

(6) The number of shares includes 2,668 shares that are subject to currently exercisable stock options.

(7) The number of shares includes 592,060 shares that are subject to currently exercisable stock options, of which 120,000 are held in a trust for the benefit of the child of Mr. Jacob.

(8) The number of shares includes 4,002 shares that are subject to currently exercisable stock options.

(9) Mr. Jones has shared voting and shared investment power with respect to 1,019 of these shares.

                                      10


(10) The number of shares includes 1,892,588 shares that are subject to currently exercisable stock options, of which 690,024 are held in a family partnership, and 382,664 shares that are held in a family partnership for which Mr. Stokes has shared voting and shared investment power.

(11) The number of shares stated includes 10,185,571 shares that are subject to currently exercisable stock options or stock options that become exercisable within 60 days and 2,048,064 of the shares that are referred to in Note 3. The directors and executive officers as a group have sole voting and sole investment power as to 5,405,892 shares and shared voting and shared investment power as to 2,106,191 shares. 74,590 shares held by immediate family members or family trusts are not included and beneficial ownership of such shares is disclaimed.


                 ADDITIONAL INFORMATION CONCERNING THE BOARD
                         OF DIRECTORS OF THE COMPANY

    During 2001 the Board of Directors held 9 meetings. No current director who served during 2001 attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of which he or she was a member. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

    Each director who is not an employee of the Company is paid an annual retainer of $45,000, which each director may elect to receive in stock, cash, or a combination of stock and cash. Each non-employee director also receives a fee of $1,400 for each Board of Directors meeting attended or dispensed with and a fee of $1,200 for attendance at a meeting of a committee of the Board and for any other meeting of directors at which less than a quorum of the Board is present. Annual fees of $10,000 each are paid to the Chairmen of the Audit, Conflict of Interest, Executive Salaries, Finance, and Pension Committees. The Chairmen of the Nominating and Shareholder Meetings Committees are each paid an annual fee of $3,000. The Company pays the travel and accommodation expenses of directors and (when requested by the Company) their spouses to attend meetings and other corporate functions, along with any taxes related to such payments. The Company also provides each non-employee director group term life insurance coverage of $50,000.

    Non-employee directors receive an annual grant of options to purchase 5,000 shares of the Company's common stock. Directors who are unable to own the Company's common stock due to possible conflicts with state alcoholic beverage control laws receive 5,000 stock appreciation rights ("SARs") payable in cash in lieu of stock options. The exercise price of these options and SARs is equal to the fair market value of the Company's common stock on the date of grant. The options and SARs become exercisable over three years and expire ten years after grant.

    Under a deferred compensation plan, non-employee directors may elect to defer payment of part or all of their directors' fees. At the election of the director, deferred amounts are credited to a fixed income account or a share equivalent account. The amounts deferred under the plan are paid in cash commencing on the date specified by the director. At the director's election, such payments may be made either in a lump sum or over a period not to exceed ten years.

    Information concerning certain standing committees of the Board of Directors is set out below:


NOMINATING COMMITTEE

    The functions of the Nominating Committee are to recommend to the Board of Directors a slate of nominees for directors to be presented on behalf of the Board for election by shareholders at each Annual Meeting of the Company and to recommend to the Board persons to fill vacancies on the Board of Directors. The Committee will consider nominees recommended by shareholders upon submission in writing to the Secretary of the Company the names of such nominees, together with their qualifications for service as a director of the Company. During 2001 the committee held two meetings. The members of the Nominating Committee, all of whom are non-employee directors, are Mr. Whitacre (Chair), Mr. Knight, Mr. Loucks, and Mr. Orthwein.


EXECUTIVE SALARIES COMMITTEE

    The function of the Executive Salaries Committee is to consider and make recommendations to the Board of Directors as to salaries and other compensation to be paid to the executive officers of the Company and to other officers and upper-management employees of the Company and its subsidiaries. During 2001 the

Committee held two meetings. The Committee's report on 2001 executive compensation is on pages 15-18. The members of the Executive Salaries Committee, all of whom are non-employee directors, are Mr. Edison (Chair), Mr. Loucks, Ms. Martinez, and Mr. Payne.


AUDIT COMMITTEE

    The functions and membership of the Audit Committee are described under "Report of the Audit Committee" on pages 14-15. All of the members of the Audit Committee are independent as defined by the New York Stock Exchange's listing standards.

                           ------------------------


                     APPROVAL OF INDEPENDENT ACCOUNTANTS
                            (ITEM 2 ON PROXY CARD)

    Action will be taken with respect to the approval of independent accountants for the Company for the year 2002. The Board of Directors has, subject to such approval, selected PricewaterhouseCoopers LLP.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2, WHICH APPROVES THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2002.

                           ------------------------


        SHAREHOLDER PROPOSAL CONCERNING GENETICALLY MODIFIED INGREDIENTS
                            (ITEM 3 ON PROXY CARD)

    The Camilla Madden Charitable Trust, 1257 East Siena Heights Drive, Adrian, MI 49221, beneficial owner of 25,950 shares of common stock of the Company, and Virginia Lee Clinch, c/o Harrington Investments, Inc., 1001 Second Street, Suite 325, Napa, CA 94559, beneficial owner of 13,960 shares of common stock of the Company, have submitted the following proposal:

    "RESOLVED: Shareholders request that (unless long-term safety testing demonstrates that genetically engineered (GE) crops, organisms, or products thereof are not harmful to humans, animals, and the environment) the Board of Directors adopt a policy to identify and label (where feasible) all food products manufactured or sold by the company under the company's brand names or private labels that may contain GE ingredients."

    The shareholders' statement in support of the proposal is as follows:

    "International markets for genetically engineered (GE) foods are threatened by extensive resistance:

    * Many of Europe's larger food retailers have committed to removing GE ingredients from their store-brand products, as have some U.S. retailers;

    * In the UK, three fast-food giants--McDonald's, Burger King, and KFC-- are eliminating GE soy and corn ingredients from their menus;

    * McCain Foods of Canada announced it would no longer accept genetically engineered Bt potatoes for their brand-name products (11/99);

    * Gerber Products Co. announced in July 1999 that it would not allow GE corn or soybeans in any of their baby foods;

    * Frito Lay, a division of Pepsico, asked farmers that supply corn for Frito Lay chips to provide only nongenetically engineered corn (1/2000);

    * Since fall of 2000, hundreds of millions have been spent by food companies in recalling food containing GE corn not approved for human consumption;

    * Once in effect, the Biosafety Protocol, approved by representatives of more than 130 countries (1/2000), will require that genetically engineered organisms (GEOs) intended for food, feed and processing must be labeled "may contain" GEOs, and countries can decide whether to import those commodities based on a scientific risk assessment.

    "There is scientific concern that genetically engineered agricultural products may be harmful to humans, animals, or the environment:

    * Some GE crops have been engineered to have higher levels of toxins, such as Bacillus thuringiensis (Bt), to make them insect-resistant;

    * Research has shown that Bt crops are building up Bt toxins in the soil, thereby disturbing soil ecology and impacting beneficial organisms and insects (12/1999, 5/2000);

    * The National Academy of Sciences report, Genetically Modified Pest-Protected Plants, recommends development of improved methods for identifying potential allergens in genetically engineered pest-protected plants. The report found the potential for gaps in regulatory coverage (4/2000).

    * Uncertainty about the ecological risks of genetically engineered crops persists. (Science 12/15/2000);

    "In the U.S., a long tradition of citizens' 'right to know' is expressed in laws requiring nutritional labeling of foods:

    * Focus groups conducted by the Food and Drug Administration in spring 2000 indicated strong public support for mandatory labeling.

    * Over a dozen polls in the U.S. show that about 70-94% of people surveyed want GE food to be labeled as such.

    * GE crops may incorporate genes from animal species. Individuals wishing to avoid them for religious or ethical reasons cannot unless they are labeled;

    * The European Union and Japan require labeling of GE foods, and labeling has been proposed by governmental authorities in New Zealand, South Korea and Australia."

                           ------------------------


    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    An almost identical proposal was put before the shareholders last year, and was overwhelmingly defeated by more than 96 percent of the shares voted.

    Budweiser and Bud Light -- the major brands of Anheuser-Busch -- are brewed around the world using ingredients that are not derived from biotechnology.

    Some of the Company's other beers, sold primarily in North America, are brewed using corn purchased from the U.S. corn commodity market, which does not generally separate biotech from non-biotech corn. The DNA and protein are the only components of biotech corn that are genetically modified, and during the brewing process the corn DNA and protein (whether biotech or traditional) are substantially removed or destroyed.

    The United States Department of Agriculture, the Food and Drug Administration ("FDA") and the Environmental Protection Agency have each determined that approved biotech crops, such as corn, are as safe for consumption as traditional crops because they are substantially the same. The Company's products and labeling comply with all requirements established by the food and beverage-safety authorities.

    The FDA has determined that no special labeling is required for foods that are substantially equivalent to their traditional counterparts. Additionally, the Company believes voluntary labeling of our products would be inaccurate and not scientifically sound for two reasons. First, since the United States corn supply is generally not segregated between biotech and non-biotech corn, it would be difficult, if not impossible, for the Company to know whether or to what degree the corn it uses has been enhanced through biotechnology. Second, any corn

DNA and protein that may have been genetically modified are substantially removed or destroyed by the brewing process. Forcing us to label our products as possibly having a "biotech ingredient" would be inaccurate.

    Over our history of 150 years, our Company has been known for its commitment to providing the highest quality beers. As part of this dedication, the Company has strict standards for ingredients. The Company always has and always will sell only products that meet our high quality and safety standards.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
ITEM 3.

                           ------------------------


                        SHAREHOLDER PROPOSALS FOR 2003

    For inclusion in the Company's Proxy Statement and form of proxy, any shareholder proposals intended to be presented at the 2003 Annual Meeting must be received by the Company at its principal executive offices no later than November 12, 2002.

    Shareholders of record who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 2003 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Vice President and Secretary and received at the Company's principal executive offices not earlier than December 25, 2002 and not later than January 24, 2003. The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the By-Laws will be sent to any shareholder upon written request to the Vice President and Secretary.


                        REPORT OF THE AUDIT COMMITTEE

    The Audit Committee's responsibilities are set forth in the Audit Committee Charter. The Audit Committee assists the full Board of Directors in fulfilling its oversight responsibilities. Management of the Company prepares financial statements and establishes the system of internal control.

    In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the acceptability as well as the appropriateness, of significant accounting principles. The Audit Committee also reviewed with management the reasonableness of significant estimates and judgments made in preparing the financial statements as well as the clarity of the disclosures in the financial statements.

    The Audit Committee reviewed with the independent accountants, PricewaterhouseCoopers, their judgments as to the acceptability as well as the appropriateness of the Company's application of accounting principles. PricewaterhouseCoopers has the responsibility for expressing an opinion on the conformity of the Company's annual financial statements with U.S. Generally accepted accounting principles. The Audit Committee also discussed with PricewaterhouseCoopers such other matters as are required to be discussed under U.S. generally accepted auditing standards.

    In addition, the Audit Committee discussed with PricewaterhouseCoopers its independence from management and the Company including the impact of non-audit-related services provided to the Company and the matters included in the written disclosures required by the Independence Standards Board.

    The Audit Committee discussed with the General Auditor and PricewaterhouseCoopers the overall scope and plans for their respective audits. The Audit Committee meets with the General Auditor and PricewaterhouseCoopers, with and without management present, to discuss the results of their audits, their opinions of the Company's system of internal controls and the overall quality of the Company's financial reporting.

    The Audit Committee held five meetings in 2001.

    In reliance on the reviews and discussions noted above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the U.S. Securities and Exchange Commission. The Audit

Committee and the full Board of Directors have also recommended, subject to shareholder approval, the selection of PricewaterhouseCoopers as the Company's independent accountants for 2002.

                                       Audit Committee
                                       Bernard A. Edison (Chair)
                                       Vernon R. Loucks, Jr.
                                       Vilma S. Martinez
                                       Andrew C. Taylor
                                       Douglas A. Warner III


FEES PAID TO PRICEWATERHOUSECOOPERS

    The following fees were paid to PricewaterhouseCoopers, the Company's independent auditors, for services rendered in 2001 ($ in Millions):

      Audit Fee                                                      $2.4
      Tax Planning and Compliance Fees                                3.3
      Financial Information Systems Design and Implementation Fees      0
      All Other Fees                                                  3.6
                                                                     ----
      Total PricewaterhouseCoopers Fees                              $9.3
                                                                     ====

    Audit Fees represent the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for 2001, and reviews of Company financial statements included in SEC Forms 10-Q during the year.

    Tax Planning and Compliance represent domestic and international income tax planning assistance, expatriate and executive tax work and tax work related to foreign entity statutory audits.

    Financial Information Systems Design and Implementation Fees represent amounts paid for work on general ledger and related systems used in creating the Company's financial statements. Anheuser-Busch makes all project-related management and operating decisions on these projects.

    All Other Fees include amounts paid for non-financial systems design, financial due diligence assistance, international compliance reporting, internal control review, and audits of benefit plans.

    When considering matters that could bear on the independence of PricewaterhouseCoopers, the Committee takes into account both the nature of any potential work performed and the related fees. In the judgment of the Committee, performance by PricewaterhouseCoopers of recurring, non-audit-related work in reasonable amounts does not pose a risk to its independent status. Recurring, non-audit-related fees include financial due diligence assistance, foreign tax compliance, foreign statutory audits, benefit plan audits, conflict of interest reviews and financial and operational control reviews.

    The Committee therefore aggregates all audit-related and recurring, non-audit-related costs when evaluating the potential impact of PricewaterhouseCoopers fees for discretionary projects on auditor independence. For its evaluation purposes, the Committee categorized 2001 fees paid to PricewaterhouseCoopers as follows ($ in Millions):

      Audit and Recurring Non-Audit Fees                             $7.5
      Non-Financial Systems Design Fees                               1.8
                                                                     ----
      Total PricewaterhouseCoopers Fees                              $9.3
                                                                     ====


                            EXECUTIVE COMPENSATION
                       REPORT OF THE EXECUTIVE SALARIES
                    AND THE STOCK OPTION PLANS COMMITTEES

    The Executive Salaries Committee has the responsibility of recommending to the Board of Directors appropriate salaries and other compensation for executive officers and administering the Officer Bonus Plan.

The Stock Option Plans Committee administers the Company's stock option program. Both committees (hereafter referred to as the "Committee") have identical membership consisting entirely of outside directors.


COMPENSATION PHILOSOPHY

    The Committee adheres to several guiding principles in carrying out its responsibilities:

    * Total compensation should reward individual and corporate performance and provide incentive for enhancement of shareholder value.

    * Anheuser-Busch provides a base salary that will maintain its competitive market position. The Company offers an annual bonus opportunity that aligns corporate growth objectives and performance with individual achievements. Anheuser-Busch utilizes stock options to foster a long-term perspective aligned with that of the shareholders.

    * Compensation plans should be simple and easily understood. Executives must clearly understand variable compensation opportunities and how to earn variable rewards.

    * The Anheuser-Busch program should reflect competitive levels of fixed and variable compensation. An external compensation consultant annually reports to the Committee on the competitive mix of base, bonus, and long-term incentives for a comparator group of national and local companies.


2001 COMPENSATION

    The Committee considers several factors when determining compensation for executive officers, including August A. Busch III:

    * OVERALL COMPANY PERFORMANCE. In addition to their current knowledge of Company operations through participation at regular Board meetings, the Committee specifically looked at annual and long term sales, earnings, and cash flow per share growth; market share gains; return to shareholders (see chart on page 19); progress toward long-term objectives; individual divisional results as appropriate; and various qualitative factors relating to Company performance. There is no set weighting of these variables as applied to individual executive positions.

    * INDIVIDUAL PERFORMANCE. The Committee considers, in addition to business results, the executive's achievement of various other managerial objectives and personal development goals.

    * COMPETITIVE COMPENSATION. The Committee is provided a report from a compensation consulting firm which details Anheuser-Busch compensation practices relative to a comparable group of 21 companies. This group is comprised of large national consumer goods companies as well as several large St. Louis-based corporations. The companies in the sample are chosen in consultation with the consulting firm as being representative of the types of companies with which Anheuser-Busch competes for executive talent. The report reviews base salary, annual bonus, and long-term incentive awards for the CEO and other officer positions with responsibilities that are comparable across the group. The consulting firm believes, and the Committee concurs, that this sample of benchmarks not only provides guidance for specific positions, but also is indicative of overall Company pay practices when viewed in the aggregate.

    * TARGETED COMPENSATION. Total compensation for executive officers including Mr. Busch III is targeted at a market level which approximates the median of the sample group of comparable companies for base salary and bonus and the 75th percentile for long-term incentives after adjusting for the different magnitude of sales for each company, using a method called regression analysis. Actual compensation may vary from the targeted compensation based on the Committee's subjective evaluation of the Company's financial performance and the individual's performance. The total compensation of Mr. Busch III for 2001 was at the market level for total compensation compared to his peers from the comparison group.

SALARY:

    The Company does not have an employment agreement with Mr. Busch III or any of its other executive officers. In setting base salaries the Committee generally considers the overall financial performance of the Company during the prior year, particularly beer sales volume and market share performance, operating and net income margin trends, earnings and cash flow per share growth, returns on capital and equity, and total returns to shareholders. Actual salary determination is subjective in that there are no specific weightings for the variables considered. Mr. Busch III's 2001 base salary of $1,176,000 was at the market level of salaries for CEOs in the comparable group of companies.

    Salaries for other executive officers were targeted at the market level where appropriate benchmarks were available. Actual 2001 salaries were within (plus/minus)20% of the targeted salary and were determined by a subjective evaluation of responsibilities, individual performance, and to a lesser degree, length of service.


BONUS:

    2001 bonuses for Mr. Busch III, 15 other executive officers and 39 other officers were paid under the Officer Bonus Plan (the "Plan"), which was most recently reapproved by shareholders at the 2000 Annual Meeting. The Plan authorizes the Committee to establish programs that allow payment of cash bonuses to participants based on pre-established minimum performance goals for designated performance periods. Pursuant to the Plan, in February 2001 the Committee adopted the 2001 Officer Bonus Program ("2001 Program"), which established a minimum performance goal and a formula for determining a maximum bonus pool, both of which were based on pretax earnings of the Company for 2001 after adjustments for certain non-recurring items. The Committee also determined a bonus formula for allocating the pool among the participants in which amounts for participants were expressed as a percentage of the total pool.

    In February 2002 the Committee certified that the 2001 performance goal was met and approved individual bonuses. The Company achieved record sales and earnings in 2001. In view of this, the Committee, through the exercise of discretion and after taking into consideration individual performance and targeted compensation levels, approved bonus payments that were generally at the market levels, but less than the maximum available in the bonus pool. Due to regulations of the Internal Revenue Service and provisions of the Plan and 2001 Program, any adjustments to the bonuses for the participating executives named in the summary compensation table on page 18 could only be reductions from the amounts determined by formula. Bonuses for other participants were determined after subjectively taking into consideration individual performance toward corporate or divisional objectives. Mr. Busch III's 2001 bonus was $3,300,000.


LONG-TERM INCENTIVES:

    Stock options are the Company's only long-term incentive. Stock option awards are made to approximately 2,700 middle and upper level managers, including Mr. Busch III and the other executive officers. The size of awards is subjectively determined by the Committee based on position, responsibilities, and individual performance, subject to plan limits. In 2001, the Committee granted Mr. Busch III options for 1,083,400 shares under the 1998 Incentive Stock Plan.


POLICY ON DEDUCTIBILITY OF COMPENSATION EXPENSES

    The Company is not allowed a deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Committee considers its primary goal is to design compensation strategies that further the best interests of the Company and its shareholders. To the extent they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expenses.

    Stock options granted under the 1998 Incentive Stock Plan and bonuses paid to selected executive officers pursuant to the Officer Bonus Plan are designed to qualify as performance-based compensation.

             Executive Salaries and Stock Option Plans Committees

                         Bernard A. Edison (Chair)
                         Vernon R. Loucks, Jr.
                         Vilma S. Martinez
                         William Porter Payne


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All members of the Executive Salaries and Stock Option Plans Committees are independent, non-employee directors.

    Mr. Busch III serves on the Human Resources Committee of SBC
Communications Inc. Mr. Whitacre, an executive officer of SBC Communications Inc., is a Director of the Company.


SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                          ANNUAL COMPENSATION(1)                 COMPENSATION
                              ------------------------------------------------   ------------      ALL
                                                                                  AWARDS OF       OTHER
                                                               OTHER ANNUAL         STOCK      COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)    OPTIONS (#)      ($)(2)
---------------------------   ----   ----------   ---------   ----------------   -----------   ------------
A. A. Busch III               2001   1,176,000    3,300,000       127,811        1,083,400        136,466
  Chairman of the Board       2000   1,152,600    3,000,000        37,944          900,000        121,163
  and President               1999   1,130,000    2,250,000        23,379          850,000         94,962

P. T. Stokes                  2001   1,058,000    2,200,000        43,662        1,354,200        103,438
  Senior Executive            2000     900,000    2,000,000        19,506          750,000         80,264
  Vice President              1999     730,000    1,250,000        12,210          500,000         56,251

J. E. Jacob                   2001     605,000      645,000        25,867          270,900         63,326
  Executive Vice              2000     550,000      500,000        17,740          250,000         52,661
  President and Chief         1999     500,000      400,000        17,123          200,000         39,601
  Communications Officer

A. A. Busch IV                2001     510,000      565,000        32,981          216,700         40,107
  Vice President              2000     440,000      515,000        10,675          150,000         28,308
  and Group Executive         1999     335,000      510,000        11,376          100,000         17,379

W. R. Baker                   2001     500,000      550,000         7,977          270,900         51,482
  Vice President and          2000     475,000      500,000         8,705          250,000         42,234
  Chief Financial Officer     1999     415,000      400,000         3,976          200,000         29,936

-------
(1) Salary and bonus amounts include any amounts deferred under the Executive Deferred Compensation Plan.
(2)   The 2001 amounts disclosed in this column include:

      (a) Company matching contributions and certain other allocations under certain defined contribution and deferred compensation plans of $95,342 for Mr. Busch III, $83,582 for Mr. Stokes, $48,544 for
            Mr. Jacob, $40,007 for Mr. Busch IV and $40,552 for Mr. Baker.

      (b) Payments for insurance coverage of $33,350 for Mr. Busch III, $19,856 for Mr. Stokes, $14,782 for Mr. Jacob, $100 for Mr. Busch IV and $10,930 for Mr. Baker.

      (c) Payment of director fees from subsidiary or affiliated companies of $7,774 for Mr. Busch III.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                ANHEUSER-BUSCH COMPANIES, INC., S&P 500 INDEX
                            AND RUSSELL TOP 200 INDEX**
                             (12/31/96-12/31/01)

                                   [GRAPH]

---------------------------------------------------------------------
                        1996    1997    1998    1999    2000    2001
---------------------------------------------------------------------
Anheuser-Busch         $100.0  $112.6  $171.4  $188.1  $245.5  $247.8
S&P 500                 100.0   133.3   171.3   207.4   188.5   166.2
Russell Top 200 Index   100.0   134.5   180.2   219.5   192.9   164.8
---------------------------------------------------------------------

-------

* Assumes $100 invested on December 31 of first year of chart in Anheuser-Busch Companies, Inc. Common Stock, S&P 500 Index and Russell Top 200 Index and that all dividends were reinvested.

** Because only one of the other three leading domestic brewers is an independent publicly traded company, the Company has elected to compare shareholder returns with the Russell Top 200 Index. This Index is comprised of the 200 largest publicly held United States companies, including Anheuser-Busch, based on market capitalization.

***   Compound Annual Growth Rate.


OPTION GRANTS IN 2001

                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                       ASSUMED ANNUAL RATES OF
                                                                                      STOCK PRICE APPRECIATION
                                         INDIVIDUAL GRANTS(1)                            FOR OPTION TERM(2)
                         -------------------------------------------------    -----------------------------------------
                                       % OF TOTAL
                          NUMBER OF      OPTIONS
                         SECURITIES      GRANTED
                         UNDERLYING        TO       EXERCISE
                           OPTIONS      EMPLOYEES     PRICE     EXPIRATION
      NAME               GRANTED (#)   IN 2001(3)    ($/SH)        DATE       0%(4)          5%               10%
      ----               -----------   ----------   --------    ----------    -----          --               ---
A. A. Busch III          1,083,400       7.82       42.9450      11/27/11      $0     $    29,260,337   $    74,151,439
P. T. Stokes             1,354,200       9.77       42.9450      11/27/11       0          36,574,071        92,685,876
J. E. Jacob                270,900       1.95       42.9450      11/27/11       0           7,316,435        18,541,282
A. A. Busch IV             216,700       1.56       42.9450      11/27/11       0           5,852,608        14,831,657
W. R. Baker                270,900       1.95       42.9450      11/27/11       0           7,316,435        18,541,282
All Shareholders           N/A            N/A         N/A          N/A          0      23,804,763,060    60,325,924,620
All Employee
  Optionees             13,794,891      100.0       42.9450      11/27/11       0         372,571,037       944,167,863
Employee Optionee
  Gain as % of All
  Shareholders Gain        N/A            N/A         N/A          N/A         N/A          1.6%              1.6%

-------

(1) All options granted to the named officers were granted on November 28, 2001. The options become exercisable in three equal parts on the first, second, and third anniversaries of the grant date; however, the Stock Option Plans Committee is authorized to accelerate exercisability at any time, and acceleration occurs automatically in the event of the optionee's death, disability, or retirement (under certain circumstances), or if certain events occur which would result in a change in control of the Company. The one-third of the 2001 grant which normally would become exercisable on November 28, 2002 was made eligible for earlier vesting if transferred in gifts to certain family members or trusts. The tax payment feature allows the use of option stock to pay the withholding taxes related to an option exercise. The number of options granted with a tax payment feature in 2001 to the named officers were: Mr. Busch III, 1,081,072; Mr. Stokes, 1,351,872; Mr. Jacob, 268,572; Mr. Busch IV, 214,372; and Mr. Baker, 268,572.

(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Potential realizable values for all shareholders are based on 881.4 million shares outstanding at November 30, 2001 and a per share price of 42.9450.

(3)   Based on 13,794,891 options granted to 2,707 employees during 2001.

(4) No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionee.


AGGREGATED OPTION EXERCISES IN 2001 AND 2001 YEAR-END OPTION VALUES

                                                                         NUMBER OF
                                                                         SECURITIES          VALUE OF
                                                                         UNDERLYING         UNEXERCISED
                                                                        UNEXERCISED        IN-THE-MONEY
                                                                         OPTIONS AT         OPTIONS AT
                                                                        12/31/01 (#)    12/31/01 ($)(1)(2)
                                                                        ------------    ------------------
                                       SHARES
                                    ACQUIRED ON          VALUE          EXERCISABLE/       EXERCISABLE/
    NAME                            EXERCISE (#)     REALIZED($)(1)    UNEXERCISABLE       UNEXERCISABLE
    ----                            ------------     --------------    -------------       -------------
A. A. Busch III                       193,328          4,988,230         2,866,176/        46,849,019/
                                                                         1,966,732          4,876,210

P. T. Stokes                          202,548          6,423,574         1,892,588/        32,946,544/
                                                                         2,020,864          4,674,947

J. E. Jacob                           124,610          3,023,177           592,060/         8,279,503/
                                                                           504,230          1,187,601

A. A. Busch IV                        110,000          2,458,547           336,668/         4,563,347/
                                                                           350,032            798,551

W. R. Baker                             7,256            212,996         1,026,162/        20,738,727/
                                                                           504,230          1,187,601

-------

(1)   Value before income taxes payable as a result of exercise.

(2) Based on the average of the high and low price of the Company's common stock on the New York Stock Exchange--Composite Transactions for 12/31/01 ($45.465).


PENSION PLANS TABLE

                                                    YEARS OF SERVICE
                           ------------------------------------------------------------------
    ELIGIBLE REMUNERATION     5         10         15          20          25      30 OR MORE
    ---------------------     -         --         --          --          --      ----------
    $  500,000            $ 41,667  $ 83,333  $  125,000  $  166,667  $  208,333  $  250,000
     1,000,000              83,333   166,667     250,000     333,333     416,667     500,000
     1,500,000             125,000   250,000     375,000     500,000     625,000     750,000
     2,000,000             166,667   333,333     500,000     666,667     833,333   1,000,000
     2,500,000             208,334   416,667     625,000     833,333   1,041,667   1,250,000
     3,000,000             250,000   500,000     750,000   1,000,000   1,250,000   1,500,000
     3,500,000             291,667   583,333     875,000   1,166,667   1,458,333   1,750,000
     4,000,000             333,333   666,667   1,000,000   1,333,333   1,666,667   2,000,000
     4,500,000             375,000   750,000   1,125,000   1,500,000   1,875,000   2,250,000
     5,000,000             416,668   833,334   1,250,000   1,666,666   2,083,334   2,500,000

    The Pension Plans Table above shows a range of estimated total annual normal retirement pension benefits from qualified and non-qualified defined benefit pension plans for employees who have the years of credited service shown at retirement, and whose eligible remuneration is as shown. The eligible remuneration used to compute actual pension benefits would be the highest sum, for the calendar year of retirement or any of the four preceding calendar years, of the employee's annual base salary as of January 1 of such year plus the bonus earned during the prior calendar year. An employee's accrued annual pension will not be reduced after age 55. Voluntary deferrals of salary or bonus for any year under the Executive Deferred Compensation Plan are included for the year of deferral in this determination. The benefits shown assume continued service until retirement at age 65 and payment in the form of a life annuity with ten years of guaranteed payments. Amounts shown do not reflect the applicable deduction for Social Security benefits.

    Years of credited service, to the nearest year, and compensation covered by the pension plans for executive officers named in the Summary Compensation Table are as follows: Mr. Busch III--44 years and $4,450,000;

Mr. Stokes--33 years and $3,525,000; Mr. Jacob--8 years and $1,280,000; Mr. Busch IV--15 years and $1,115,000; and Mr. Baker--31 years and $1,080,000.


CHANGE IN CONTROL ARRANGEMENTS

    An employee who is involuntarily terminated within three years after a change in control receives an additional five years of age and service in the calculation of the annual pension benefit under the Company's tax-qualified pension plan. The minimum increase in benefits under this provision is 15%.

    Under the Company's plans which are not tax-qualified, vesting and payment of the benefits are accelerated upon a change in control. If special additional tax were imposed on a participant as to such benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of the special tax as if the special tax had not been imposed.


     OTHER RELATIONSHIPS INVOLVING DIRECTORS, OFFICERS, OR THEIR ASSOCIATES

    In 1993, pursuant to an investment agreement, the Company purchased equity securities of Grupo Modelo, S.A. de C.V., Mexico's largest brewer ("Grupo Modelo"), and of Diblo, S.A. de C.V., the operating subsidiary of Grupo Modelo ("Diblo"). The Company subsequently exercised options obtained by it under the investment agreement to acquire additional equity securities of Grupo Modelo and Diblo and now holds a 50.2% direct and indirect interest in Diblo. The Company does not have voting or other effective control in either Grupo Modelo or Diblo. Carlos Fernandez G. is Vice Chairman of the Board of Directors and Chief Executive Officer of Grupo Modelo. Pursuant to the investment agreement, the Company agreed to use its best efforts to maintain on its Board of Directors a designee of the controlling shareholders of Grupo Modelo and Diblo as long as the Company or one of its subsidiaries owns ten percent or more of the outstanding capital stock of Grupo Modelo. Mr. Fernandez is that designee.

    August A. Busch III is the father of August A. Busch IV, an executive officer of the Company.

    The Company leases approximately 209 acres located in St. Louis County, Missouri and certain other property, in part from a trust established for the benefit of certain heirs of the late August A. Busch, Jr. and in part from Grants Farm Manor, Inc., a corporation owned by Andrew Busch, a son of August
A. Busch, Jr. August A. Busch III and his children have no financial interest in the leases. The Grant's Farm facility (under lease from the trust) is used extensively by the Company for advertising and public relations purposes, for public tours, and for corporate entertaining. Grant's Farm is one of St. Louis' most popular tourist attractions. The lease arrangements for Grant's Farm require the Company to pay a fixed annual rent and a percentage of income generated from on-site concession operations. The lease arrangements with Grants Farm Manor, Inc. are for the housing and breeding of the Company's Clydesdale horses. The Company is required to reimburse maintenance and certain other expenses associated with each of the leased properties. The Company has certain rights of first refusal and other limited purchase rights relating to the Grant's Farm land and some of the leased personal property, and to a private residence situated within the leased premises and certain personal property associated with the residence. For the year 2001, the Company paid in the aggregate $2,397,131 under these lease arrangements.

    Anheuser-Busch, Incorporated ("ABI") has agreements with Southern
Eagle Distributing, Inc. ("Southern Eagle"), Tri-Eagle Sales, City Beverage, L.L.C., and Classic Eagle Distributing, L.L.C. ("Classic Eagle") for the distribution of malt beverage products in Fort Pierce, Florida, Tallahassee, Florida, Kent, Washington and Lawrence and Leavenworth, Kansas, respectively. Peter William Busch, a half brother of Mr. Busch III, is the President and majority owner of Southern Eagle. Southern Eagle purchased $29,699,863 of products from ABI during 2001. Tri-Eagle Sales is owned by Tripp and Susan Busch Transou, the son-in-law and daughter of Mr. Busch III. Tri-Eagle Sales purchased $23,543,076 of products from ABI during 2001. Steven Knight, the son of Charles F. Knight, is the majority owner of City Beverage, L.L.C., which purchased $16,493,010 of products from ABI during 2001. Classic Eagle, which is owned by Stephen K. Lambright, Jr., the son of Stephen K. Lambright, an executive officer of the Company, and another individual purchased $9,344,628 of products from ABI during 2001. These distribution agreements are ABI's standard distribution agreements.

    Douglas A. Warner III, a director of the Company, was an executive officer of J. P. Morgan Chase & Co., Incorporated ("Morgan") during 2001. Morgan and its subsidiaries provided investment banking and related financial services to the Company during 2001 and are expected to provide similar services to the Company during 2002.

    Ginnaire Rental, Inc. ("Ginnaire"), a corporation wholly owned by Mr. Busch III, contracted to occasionally lease aircraft to the Company for business use. For 2001, the Company paid $437,505 to Ginnaire pursuant to the lease agreement. The leasing fee is an hourly rate intended to reimburse Ginnaire for the pro rata share of maintenance costs, engine reserves and aircraft insurance, plus excise and use taxes attributed to the Company's actual use of the aircraft, without mark-up.

    In the opinion of the Company's Business Practices Committee and the Board's Conflict of Interest Committee, the terms and conditions of the foregoing transactions are at least as favorable to the Company and its subsidiaries as those which would be available from unrelated parties for comparable transactions.


           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

    Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the preceding year all filing requirements applicable to executive officers and directors have been complied with, except that one transaction by Mr. Sellinger, an executive officer of the Company, was reported late.


                                OTHER MATTERS

    The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage, and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. In addition, to assist in the solicitation of proxies from brokers, bank nominees, and other institutional holders and from other shareholders, the Company has engaged D. F. King & Co., Inc. for a fee not to exceed $11,000 plus out-of-pocket expenses. Solicitation also may be made by the Company's officers, directors, or employees, personally or by telephone.

St. Louis, Missouri
March 12, 2002

------------------------------------------------------------------------------
                        ANHEUSER-BUSCH COMPANIES, INC.

                                                          Please mark
                                                          your votes as  [X]
                                                          indicated in
                                                          this example

   -----------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
   -----------------------------------------------------------------------

   1 - ELECTION OF DIRECTORS

         FOR all nominees listed                  WITHHOLD AUTHORITY
        below (except as marked to         to vote for all nominees listed
           the contrary below)                          below
                   [ ]                                   [ ]

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

   01 John E. Jacob, 02 Charles F. Knight, 03 Joyce M. Roche,
   04 Henry Hugh Shelton, and 05 Patrick T. Stokes

   -----------------------------------------------------------------------


                                          FOR       AGAINST        ABSTAIN

   2 - APPROVAL OF                        [ ]         [ ]            [ ]
   INDEPENDENT
   ACCOUNTANTS


   -----------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3.
   -----------------------------------------------------------------------

                                          FOR       AGAINST        ABSTAIN
   3 - SHAREHOLDER                        [ ]         [ ]            [ ]
   PROPOSAL CONCERNING
   GENETICALLY MODIFIED
   INGREDIENTS

   -----------------------------------------------------------------------

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                    PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


   Signature ______________________________________________

   Signature ______________________________________________

   Dated: _____________________, 2002

   SIGNATURE OF SHAREHOLDER(S)

   (Sign exactly as your name appears above; in the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE

                      ------------------------------------
                       YOU CAN VOTE IN ONE OF THREE WAYS:
                      ------------------------------------

   1. Call toll-free 1-800-435-6710 on a touch tone telephone from the US or
                     Canada 24 hours a day - 7 days a week.

                    There is NO CHARGE to you for this call.

                                       OR
                                       --

                 2. Vote by Internet at our Internet Address:
                           http://www.eproxy.com/bud

                                       OR
                                       --

       3. Mark, sign and date your proxy card and return promptly in the enclosed envelope.

   -----------------------------------------------------------------------
      IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD
                                    IN HAND.
            You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

   -----------------------------------------------------------------------


                              THANK YOU FOR VOTING

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS DRIVER'S LICENSE OR EMPLOYEE IDENTIFICATION BADGE, IN ADDITION TO THIS ADMISSION TICKET.

   PLEASE ADMIT:              ADMISSION TICKET            NON-TRANSFERABLE


                                                  ========================
                                                       CONTROL NUMBER



                                                  ========================

------------------------------------------------------------------------------

------------------------------------------------------------------------------

PROXY
                        ANHEUSER-BUSCH COMPANIES, INC.


           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

    The person(s) signing this proxy form hereby appoints August A. Busch
III, John E. Jacob, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the Family Arena, 2002 Arena Parkway, St. Charles, Missouri on April 24, 2002, at 10:00 A.M. local time and at any adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1, FOR ITEM 2, AND AGAINST ITEM 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

           (Be sure to sign and date the reverse side of this form)

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE









 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
     FOLD AND DETACH HERE                            FOLD AND DETACH HERE
                               ADMISSION TICKET

                             [ANHEUSER-BUSCH LOGO]


                        ANNUAL MEETING OF SHAREHOLDERS
         April 24, 2002, 10:00 A.M. (local time) at the Family Arena,
                  2002 Arena Parkway, St. Charles, Missouri

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                        ANHEUSER-BUSCH COMPANIES, INC.

                                                          Please mark
                                                          your votes as  [X]
                                                          indicated in
                                                          this example

   -----------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
   -----------------------------------------------------------------------

   1 - ELECTION OF DIRECTORS

         FOR all nominees listed                  WITHHOLD AUTHORITY
        below (except as marked to         to vote for all nominees listed
           the contrary below)                          below
                   [ ]                                   [ ]

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

   01 John E. Jacob, 02 Charles F. Knight, 03 Joyce M. Roche,
   04 Henry Hugh Shelton, and 05 Patrick T. Stokes

   -----------------------------------------------------------------------


                                          FOR       AGAINST        ABSTAIN

   2 - APPROVAL OF                        [ ]         [ ]            [ ]
   INDEPENDENT
   ACCOUNTANTS


   -----------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3.
   -----------------------------------------------------------------------

                                          FOR       AGAINST        ABSTAIN
   3 - SHAREHOLDER                        [ ]         [ ]            [ ]
   PROPOSAL CONCERNING
   GENETICALLY MODIFIED
   INGREDIENTS

   -----------------------------------------------------------------------

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                    PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


   Signature _______________________________________________

   Dated: _____________________, 2002

   SIGNATURE OF PLAN PARTICIPANT

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                               FOLD AND DETACH HERE

                               [ANHEUSER-BUSCH LOGO]

   -----------------------------------------------------------------------

     TO PARTICIPANTS IN THE ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE
                              AND SAVINGS PLANS

       Enclosed with this voting instruction form are the notice and proxy statement for the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. which will be held on April 24, 2002. The number of shares shown on this voting instruction form represents the number of shares with respect to which you are entitled to direct the voting because of your account under one or more of these plans. In order for these shares to be voted by the trustee of the plan(s) in accordance with your confidential instructions, Mellon Investor Services LLC must receive your voting instructions by no later than April 19, 2002. If your voting instructions are not received by April 19, 2002, shares as to which you are entitled to direct voting will be voted by the plan trustee.
       Your interest in a plan which is invested in the Company stock fund is measured in terms of share equivalents. Your share equivalents closely approximate the number of shares as to which you are entitled to direct the voting.

       IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON THIS VOTING INSTRUCTION FORM. Present the ticket below to the Anheuser-Busch representative at the entrance to the meeting. Keep in mind that you will not be able to vote any plan shares at the meeting; only the plan trustee can vote these shares as described above.

   -----------------------------------------------------------------------

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

  EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS DRIVER'S LICENSE OR EMPLOYEE IDENTIFICATION BADGE, IN ADDITION TO THIS ADMISSION TICKET.

  PLEASE ADMIT:               ADMISSION TICKET            NON-TRANSFERABLE


                                                  ========================
                                                       CONTROL NUMBER



                                                  ========================

------------------------------------------------------------------------------

------------------------------------------------------------------------------

VOTING INSTRUCTION CARD

                        ANHEUSER-BUSCH COMPANIES, INC.

             THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF
        THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby directs the Trustee of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plans to authorize the proxies (a) to vote as indicated on the reverse side of this form and (B) TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING HEREAFTER DESCRIBED, in each case with respect to all of the shares of stock for which the undersigned is entitled to direct the voting under these plans. Such votes are to be cast at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the Family Arena, 2002 Arena Parkway,
St. Charles, Missouri, on April 24, 2002, at 10:00 A.M. local time and at any adjournments thereof.

    WHEN PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN THE MANNER INDICATED BY THE PLAN PARTICIPANT, AND IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH INSTRUCTIONS FROM THE PLANS' ADMINISTRATIVE COMMITTEE.

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

                     ------------------------------------
                      YOU CAN VOTE IN ONE OF THREE WAYS:
                     ------------------------------------

     1. Call toll-free 1-800-435-6710 on a touch tone telephone from the US or Canada 24 hours a day - 7 days a week by not later than April 19, 2002.

                      There is NO CHARGE to you for this call.

                                       OR
                                       --

                 2. Vote by Internet at our Internet Address:
         http://www.eproxy.com/bud by not later than April 19, 2002.

                                       OR
                                       --

    3. Mark, sign and date your voting instruction card and return promptly in the enclosed envelope.
        Mellon Investor Services LLC must receive your executed voting
                                     ----
                instruction card not later than April 19, 2002.

   ------------------------------------------------------------------------
      IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD
                                    IN HAND.
     You will be asked to enter a Control Number, which is located in the box in the lower right hand corner on the reverse side of this form.
   ------------------------------------------------------------------------


                             THANK YOU FOR VOTING

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

                               ADMISSION TICKET

                             [ANHEUSER-BUSCH LOGO]


                        ANNUAL MEETING OF SHAREHOLDERS
         April 24, 2002, 10:00 A.M. (local time) at the Family Arena,
                  2002 Arena Parkway, St. Charles, Missouri

-----------------------------------------------------------------------------

[LOGO] ANHEUSER-BUSCH COMPANIES


                                                               April 5, 2002

Dear Shareholder(s):

The time is approaching for the Annual Meeting of the Shareholders of Anheuser-Busch Companies, Inc. on April 24, 2002, and our vote tabulator has not received your Proxy.

It is important that your shares be represented at the meeting. PLEASE VOTE IN ONE OF THE THREE WAYS AS DESCRIBED ON THE ATTACHED DUPLICATE PROXY AS SOON AS POSSIBLE.


                                    Sincerely,

                                    /s/ JoBeth Brown
                                    JoBeth G. Brown
                                    Vice President and Secretary

------------------------------------------------------------------------------
                        ANHEUSER-BUSCH COMPANIES, INC.

                                                          Please mark
                                                          your votes as  [X]
                                                          indicated in
                                                          this example

   -----------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
   -----------------------------------------------------------------------

   1 - ELECTION OF DIRECTORS

         FOR all nominees listed                  WITHHOLD AUTHORITY
        below (except as marked to         to vote for all nominees listed
           the contrary below)                          below
                   [ ]                                   [ ]

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

   01 John E. Jacob, 02 Charles F. Knight, 03 Joyce M. Roche,
   04 Henry Hugh Shelton, and 05 Patrick T. Stokes

   -----------------------------------------------------------------------


                                          FOR       AGAINST        ABSTAIN

   2 - APPROVAL OF                        [ ]         [ ]            [ ]
   INDEPENDENT
   ACCOUNTANTS


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         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3.
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                                          FOR       AGAINST        ABSTAIN
   3 - SHAREHOLDER                        [ ]         [ ]            [ ]
   PROPOSAL CONCERNING
   GENETICALLY MODIFIED
   INGREDIENTS

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                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                    PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


   Signature ______________________________________________

   Signature ______________________________________________

   Dated: _____________________, 2002

   SIGNATURE OF SHAREHOLDER(S)

   (Sign exactly as your name appears above; in the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

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                              FOLD AND DETACH HERE

                      ------------------------------------
                       YOU CAN VOTE IN ONE OF THREE WAYS:
                      ------------------------------------

   1. Call toll-free 1-800-435-6710 on a touch tone telephone from the US or
                     Canada 24 hours a day - 7 days a week.

                    There is NO CHARGE to you for this call.

                                       OR
                                       --

                 2. Vote by Internet at our Internet Address:
                           http://www.eproxy.com/bud

                                       OR
                                       --

       3. Mark, sign and date your proxy card and return promptly in the enclosed envelope.

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      IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD
                                    IN HAND.
            You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

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                              THANK YOU FOR VOTING

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   EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH
   AS DRIVER'S LICENSE OR EMPLOYEE IDENTIFICATION BADGE, IN ADDITION TO THIS ADMISSION TICKET.

   PLEASE ADMIT:              ADMISSION TICKET            NON-TRANSFERABLE


                                                  ========================
                                                       CONTROL NUMBER



                                                  ========================

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

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PROXY
                        ANHEUSER-BUSCH COMPANIES, INC.


           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

    The person(s) signing this proxy form hereby appoints August A. Busch
III, John E. Jacob, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the Family Arena, 2002 Arena Parkway, St. Charles, Missouri on April 24, 2002, at 10:00 A.M. local time and at any adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1, FOR ITEM 2, AND AGAINST ITEM 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

           (Be sure to sign and date the reverse side of this form)

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                             FOLD AND DETACH HERE









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     FOLD AND DETACH HERE                            FOLD AND DETACH HERE
                               ADMISSION TICKET

                             [ANHEUSER-BUSCH LOGO]


                        ANNUAL MEETING OF SHAREHOLDERS
         April 24, 2002, 10:00 A.M. (local time) at the Family Arena,
                  2002 Arena Parkway, St. Charles, Missouri

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
                                     APPENDIX

    Page 19 of the printed proxy contains a performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.